EXHIBIT 4.7

TIGER EYE BROADCASTING CORPORATION
3400 LAKESIDE DRIVE, SUITE 500                            INVOICE
MIRAMAR, FL 33027                                  DATE     INVOICE #
                                                  10/1/99      1758

BILL TO
First Florida Communication, Inc.
Doug Costa
5626-35 S. University Drive
Davie, FL 33328

                                                                    P.O. NO.        TERMS
                                                                                    PREPAY
   MARKET     DAYS                     DESCRIPTION                   RATE           AMOUNT
   WIRE        12        Two 3 hour blocks airing from 9 am - 12     50.00          600.00
                         pm and 11 pm - 2 am (Atlanta) September
                         23, 24, 25, 26, 27,28, 29, 30, October
                         1, 2, 3, 4

   WADA 55     11        Two 3 hour blocks airing from 9 am - 12     50.00          550.00
                         pm and 11 pm - 2 am (Charlottesville)
                         September 24, 25, 26, 27,28, 29, 30
                         and October 1, 2, 3, 4

   WLZE        12        Two 3 hour blocks airing from 9 am - 12     50.00          600.00
                         pm and 11 pm - 2 am (Ft. Myers)
                         September 23, 24, 25, 26, 27,28, 29, 30
                         and October 1, 2, 3, 4

   WEEE         7        Two 3 hour blocks airing from 9 am - 12     50.00          350.00
                         pm and 11 pm - 2 am (Knoxville)
                         September 28, 29, 30 and October 1, 2,
                         3, 4

   WIMP         4        One 3 hour block airing from 9 am - 12 pm   25.00          100.00
                         (Miami) October 1, 2, 3, 4

                                                              TOTAL

TIGER EYE BROADCASTING CORPORATION
3400 LAKESIDE DRIVE, SUITE 500                            INVOICE
MIRAMAR, FL 33027                                  DATE     INVOICE #
                                                  10/1/99      1758

BILL TO
First Florida Communication, Inc.
Doug Costa
5626-35 S. University Drive
Davie, FL 33328

                                                                    P.O. NO.        TERMS
                                                                                    PREPAY
   MARKET     DAYS                     DESCRIPTION                   RATE           AMOUNT
   RENO        7         Two 3 hour blocks airing  9 am - 12 pm      50.00          350.00
                         and 11 pm - 2 am (Reno)
                         September 28, 29, 30, and October 1,
                         2, 3, 4


                        /s/ Dianne M. Mercer
                        -------------------------------------
                        Notary Signature
                        Notary Name: Dianne M. Mercer
                        My Commission Expires:
                              [SEAL]

                                                              TOTAL                 $ 2,550.00